SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant                                ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14(a)(12)

Inuvo, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of the transaction:
	5.	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
____________________

TO BE HELD ON JUNE 28, 2018

We will hold the 2018 annual meeting of stockholders of Inuvo, Inc. at the Company’s office located at 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 on June 28, 2018 at 9:00 a.m. local time. At the annual meeting you will be asked to vote on the following matters:

●
the election of two Class I directors;

●
the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm; and

●
any other business as may properly come before the meeting.

The board of directors has fixed the close of business on May 2, 2018 as the record date for determining the stockholders that are entitled to notice of and to vote at the 2018 annual meeting and any adjournments thereof.

All stockholders are invited to attend the annual meeting in person. Your vote is important regardless of the number of shares you own. Please vote your shares by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

By Order of the Board of Directors

/s/ Richard K. Howe
Little Rock, Arkansas	Richard K. Howe
May 4, 2018	Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 28, 2018. This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2017, are available free of charge on our website www.inuvo.com.

INUVO, INC.

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on February 8, 2018 (the “2017 10-K”).

Stockholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS

General Information

The accompanying proxy is solicited by the board of directors of Inuvo, Inc. for use at our 2018 annual meeting of stockholders to be held on June 28, 2018, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of 2018 Annual Meeting of Stockholders. The date of this proxy statement is May 4, 2018, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our stockholders.

This proxy statement and the accompanying proxy card are being mailed to owners of our common shares in connection with the solicitation of proxies by the board of directors for the 2018 annual meeting of stockholders. This proxy procedure is necessary to permit all common stockholders, many of whom live throughout the United States and are unable to attend the 2018 annual meeting in person, to vote. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic access. To access our proxy statement and 2017 10-K electronically, please visit our corporate website at www.inuvo.com. The information which appears on our website is not part of this proxy statement.

Voting securities. Only our stockholders of record as of the close of business on May 2, 2018, the record date for the 2018 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 28,797,198 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2018 annual meeting. Each holder of record as of that date is entitled to one vote for each share held. In accordance with our by-laws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold the 2018 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2018 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker non-votes. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the 2018 annual meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required. Your broker, bank or other nominee does not have discretionary authority to vote on the election of the Class I directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Your broker, bank or other nominee does have discretionary voting authority to vote your shares on the ratification of the independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you. In any event, it is particularly important that you instruct your broker as to how you wish to vote your shares.

Voting of proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the board of directors. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our corporate secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. A stockholder wanting to vote in person at the 2018 annual meeting and holding shares of our common stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the 2018 annual meeting, together with a copy of a brokerage statement reflecting such share ownership as of the record date.

Vote required. The two nominees receiving the greatest numbers of votes at the meeting, assuming a quorum is present, will be elected as Class I directors to serve until their terms expire or until their successors have been duly elected and qualified. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Assuming a quorum is present, proposal 2 must be approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote. Abstentions will be counted in tabulations of the votes cast on each such proposal and will have the same effect as a vote against the proposal, whereas broker non-votes will be excluded from the vote and will have no effect on the outcome.

Board of directors recommendations. The board of directors recommends a vote FOR proposals 1 and 2.

Attendance at the meeting. You are invited to attend the annual meeting only if you were an Inuvo stockholder or joint holder as of the close of business on May 2, 2018, the record date, or if you hold a valid proxy for the 2018 annual meeting. In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the record date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 9:00 a.m. local time. Check-in will begin at 8:45 a.m. local time.

Communications with our board of directors. You may contact any of our directors by writing to them c/o Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Inuvo. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Inuvo that is addressed to the independent members of the board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

John B. Pisaris, Esq.
General Counsel
Inuvo, Inc.
500 President Clinton Avenue
Suite 300
Little Rock, Arkansas 72201
Telephone: (501) 205-8508
Telecopier: (877) 311-5050
email: john.pisaris@inuvo.com

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

The board, upon recommendation by the Nominating, Corporate Governance and Compensation Committee, has nominated Messrs. Richard K. Howe and Gordon J. Cameron for re-election as Class I directors, each to hold office until the 2021 annual meeting of stockholders or until his successor has been duly elected and qualified. In the event either Mr. Howe or Mr. Cameron is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person as the board of directors may recommend. The board has no reason to believe that either Mr. Howe or Mr. Cameron will be unable or unwilling to serve.

The following is biographical information on the current members of our board of directors:

Directors Standing for Election as Class I directors

Name	Age	Positions	Director Since
Richard K. Howe	56	Executive Chairman of the Board and Chief Executive Officer; Class I Director	2008
Gordon J. Cameron	53	Class I Director	2016

 Richard K. Howe. Mr. Howe has been a member of our board of directors since November 2008, and has served as Executive Chairman of the board since March 2012 and as our Chief Executive Officer since December 2012. Previously, he served as our President and Chief Executive Officer from November 2008 until March 2012. Prior to joining Inuvo, Mr. Howe served as Chief Marketing, Strategy and M&A Officer at the billion dollar multi-channel marketing services leader Acxiom Corporation (NasdaqGS: ACXM) where, since 2004, he led the company's transition to online marketing services, the expansion into China and the development of the big data consulting services group. From 2001 to 2004, he served as general manager of Global Marketing Services (GMS) at Fair Isaac & Company (NYSE: FICO), a leading provider of analytics products and services where he drove the company's online initiatives. Between 1999 and 2001, Mr. Howe started, grew and sold private Internet search innovator, ieWild. Mr. Howe has over his career led the acquisition, merger or divestiture of a dozen companies on three continents worth many hundreds of millions of dollars to shareholders. Mr. Howe earned a bachelor’s degree with distinction in engineering from Concordia University, Canada, and he earned his master’s degree in engineering from McGill University, Canada.

Gordon J. Cameron. Mr. Cameron has been a member of our board of directors since November 2016. He is a business transformation executive with three decades of success in growing businesses while managing risk. Mr. Cameron is currently an Executive Vice President in Retail Lending at PNC Financial Services, one of the largest diversified financial services institutions in the United States, where he serves as a credit risk executive, a position he has held since 2008. Prior to PNC Financial Services, Mr. Cameron was the Chief Credit Officer, Retail and Small Business Lending, at Canadian Imperial Bank of Commerce from 2005 to 2008. Mr. Cameron was the Chief Scientist Transaction Analytics, Global Account Management Solutions at Fair Isaac Corporation FICO from 2001 to 2005. Prior to his tenure with Fair Isaac Corporation, Mr. Cameron held executive positions at IeWild Inc., HNC Software Inc., Advanta National Bank/Fleet, The Cambell Group LTD and Fidelity Bank N.A. Mr. Cameron received a MBA from Widener University School of Management and a B.S. in Finance from Pennsylvania State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
 OF THE CLASS I DIRECTOR NOMINEES.

Directors Not Standing For Election

Name	Age	Positions	Director Since
Charles L. Pope	66	Class II Director	2008
G. Kent Burnett	73	Class II Director	2016
Charles D. Morgan	75	Class III director	2009
Patrick Terrell	63	Class III director	2013

Class II Directors
Terms Expire at the 2019 Annual Meeting

Charles L. Pope. Mr. Pope has been a member of our board of directors since September 2008. He served as Chief Operating Officer and Chief Financial Officer of The Palm Bank, a community bank in Tampa, Florida, from June 2009 to April 2012. From 2007 through 2009, Mr. Pope served as Chief Financial Officer of and a consultant to Aerosonic Corporation, a manufacturer of aircraft instruments and displays. From February 2005 through April 2007, Mr. Pope served as Chief Financial Officer for Reptron Manufacturing, a manufacturer of electronic services and engineering services. From April 2002 until February 2005, Mr. Pope served as Chief Financial Officer for SRI/Surgical, a provider to hospitals of reusable and disposable products used in surgical procedures. Previously, Mr. Pope served as Chief Financial Officer for UTEK Corporation, a business development company that acquires and funds the development of new university technologies. Mr. Pope was a member of the Board of Directors of Innovaro Inc. (OTCQB: INNI) from February 2010 to August 2012 and was Chairman of its Audit Committee. Since June 2010, he has been a member of the Board of Directors of Oragenics, Inc. (OTCBB: OGEN) and is Chairman of its Audit Committee. Mr. Pope was with PricewaterhouseCoopers LLP and left as a partner. Mr. Pope holds a B.S. in economics and accounting from Auburn University, and he is a Certified Public Accountant in Florida.

G. Kent Burnett. Mr. Burnett has been a member of our board of directors since November 2016. He is a retired technology and ecommerce executive. Mr. Burnett joined Dillard’s, Inc., one of the nation’s largest fashion retailers, in 1979. Mr. Burnett held various executive level technology positions at Dillard’s, including Chief Information Officer, Western Division Chairman and from 2009 to 2016 was Vice President of Technology and Ecommerce. Prior to joining Dillard’s Mr. Burnett held various marketing, technology and engineering positions with IBM. Since 2012 he has been a member of the Board of Directors of First Orion Corp., a phone call protection and data provider, and from February 2012 to April 2013 he served as a member of the Board of Directors of Acumen Brands, an ecommerce retailer. Mr. Burnett received his undergraduate degree from the University of Arkansas.

Class III Directors
Terms Expire at the 2020 Annual Meeting

Charles D. Morgan. Mr. Morgan has been a member of our board of directors since June 2009. Since 2008, he has been the Chief Executive Officer of First Orion Corp., a private company that developed and markets PrivacyStar, an application that helps protect the mobile phone users' privacy. He also serves as a member and is the past Chairman of the Board of Trustees of Hendrix College. Mr. Morgan has extensive experience managing and investing in both private and public companies including Acxiom Corporation (NasdaqGS: ACXM), an information services company he helped grow from an early stage company to $1.4 billion in revenues during his tenure as Chief Executive Officer from 1975 to 2008. Mr. Morgan has served on the board and in various leadership roles with the Direct Marketing Association (DMA) throughout his career, serving in 2001 as chairman of the DMA board. Mr. Morgan was employed by IBM as a systems engineer for six years prior to joining Acxiom, and he holds a mechanical engineering degree from the University of Arkansas.

Patrick Terrell. Mr. Terrell has been a member of our board of directors since January 2013. Since 2002 and 2004, respectively, Mr. Terrell has been the managing member of both PatRick Investments, LLC and Terrell Group Management, private equity and real estate investment companies. He also serves on the board of directors of Routeware Inc. Mr. Terrell served as founder and CEO of Leading Technology, a $300 million per year manufacturer of personal computers. Additionally, he founded Byte Shops Northwest, which serviced personal computers, and grew to $50 million in annual revenues. Mr. Terrell attended Oregon State University.

There are no family relationships between any of the directors.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C.

The Audit Committee has appointed Mayer Hoffman McCann P.C. as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Representatives of Mayer Hoffman McCann P.C. will be present at the 2018 annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Mayer Hoffman McCann P.C. to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.

Fees and services

The following table shows the fees that were billed for the audit and other services provided for the years indicated.

	2017	2016
Audit Fees	$331,711	$254,088
Audit-Related Fees	-	-
Tax Fees	-	2,280
All Other Fees	-	-
Total	$331,711	$256,368

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Securities and Exchange Commission and other accounting consulting.

Tax Fees — This category consists of professional services rendered by CBIZ MHM, an affiliate of our independent registered public accounting firm, for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Mayer Hoffman McCann P.C. leases substantially all of its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure.

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the board. The audit fees paid to the auditors with respect to 2017 were pre-approved by the Audit Committee of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
 OF THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the 2018 annual meeting. If, however, other matters properly come before the 2018 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Nevada law there are no dissenter's rights available to our stockholders in connection with any matter submitted to a vote of our stockholders at the 2018 annual meeting.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our stockholders interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Conduct and Business Code of Ethics, which applies to all our directors, officers and employees. To assist in its governance, our board has formed two standing committees composed entirely of independent directors, Audit and Nominating, Corporate Governance and Compensation. A discussion of each committee’s function is set forth below. Additionally, we have adopted and published to all employees our Whistleblower Notice establishing procedures by which any employee may bring to the attention of our Audit Committee any disclosure regarding accounting, internal control or other auditing issues affecting our company or any improper activities of any officer or employee. Disclosure may be made anonymously.

Our bylaws, the charters of each board committee, the independent status of a majority of our board of directors, our Code of Conduct and Business Code of Ethics and our Whistleblower Notice provide the framework for our corporate governance. Copies of our bylaws, committee charters, Code of Conduct and Business Code of Ethics and Whistleblower Notice may be found on our website at www.inuvo.com. Copies of these materials also are available without charge upon written request to our corporate secretary.

Board of directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Executive Chairman and Chief Executive Officer and our Chief Financial Officer and by reading the reports and other materials that we send them and by participating in board of directors and committee meetings. Commencing with our 2008 annual meeting, our directors were divided into three classes and designated Class I, Class II and Class III. Directors may be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. Directors are elected for a full term of three years. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Board leadership structure and board’s role in risk oversight

Mr. Richard K. Howe serves as both the Executive Chairman of our board of directors and our Chief Executive Officer. Mr. Charles D. Morgan, an independent director, serves as our Lead Independent Director. Our board believes our current structure provides independence and oversight, and facilitates the communication between senior management and the full board of directors regarding risk oversight, which the board believes strengthens its risk oversight activities. Moreover, the structure allows the Executive Chairman and Chief Executive Officer to better focus on his responsibilities of running the company, enhancing stockholder value and expanding and strengthening our business, while allowing the Lead Independent Director to lead the board in its fundamental role of providing independent oversight of management.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the board of directors meets regularly with management, as well as independently, to review Inuvo's risks. Both our General Counsel and our Chief Financial Officer attend many of the board meetings and are available to address any questions or concerns raised by any member of the board on risk management and any other matter. The independent members of the board work together to provide strong, independent oversight of our management and affairs through the board's standing committees and, when necessary, special meetings of independent directors. Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

Board committees

The board of directors has standing Audit and Nominating, Corporate Governance and Compensation Committees. Each committee has a written charter. The charters are available on our website at www.inuvo.com. Except as set forth below, all committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Nominating, Corporate Governance and Compensation Committee Member
Charles D. Morgan		✓
Charles L. Pope	✓(1)
Patrick Terrell	✓	✓
Gordon J. Cameron	✓
G. Kent Burnett		✓ (1)

(1)          Denotes Chairperson.

Audit Committee. The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

●
the integrity of our financial statements;

●
our compliance with legal and regulatory requirements; and

●
the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of three directors, all of whom have been determined by the board of directors to be independent as defined by the NYSE American Company Guide. The board has determined that each member of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC. During 2017, the Audit Committee held three meetings and took action by unanimous written consent one time.

Nominating, Corporate Governance and Compensation Committee. The Nominating, Corporate Governance and Compensation Committee is responsible for:

●
overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans;

●
recommending the slate of director nominees for election to our board of directors;

●
identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings;

●
reviewing the composition of board committees; and

●
monitoring compliance with, reviews, and recommends changes to our various corporate governance policies and guidelines.

The Chief Executive Officer provides input to the committee with respect to the individual performance and compensation recommendations for the other executive officers. The committee’s charter authorizes the committee to retain an independent consultant, and from time to time. The committee did not retain a consultant in 2017. The committee also prepares and supervises the board’s annual review of director independence and the board’s annual self-evaluation.

A majority of the persons serving on our board of directors must be independent. Thus, the committee has considered transactions and relationships between each director or any member of his immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As a result of this review, the committee affirmatively determined that each of Messrs. Pope, Morgan, Terrell, Cameron and Burnett are independent as defined by the NYSE American Company Guide.

The committee considers all qualified candidates for our board of directors identified by members of the committee, by other members of the board of directors, by senior management and by our stockholders. The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the committee seeks to create a board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. In addition, prior to nominating an existing director for re-election to the board of directors, the committee will consider and review an existing director’s board and committee attendance and performance, length of board service, experience, skills and contributions that the existing director brings to the board, equity ownership in Inuvo and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors and members of senior management. Based on its assessment of each candidate, the committee recommends candidates to the board. However, there is no assurance that there will be any vacancy on the board at the time of any submission or that the committee will recommend any candidate for the board.

During 2017 the Nominating, Corporate Governance and Compensation Committee was composed of three directors, all of whom have been determined by the board of directors to be independent as defined by the NYSE American Company Guide. Mr. Burnett serves as Chairman of the Nominating, Corporate Governance and Compensation Committee. During 2017, the Nominating, Corporate Governance and Compensation Committee held one meeting and took action by unanimous written consent five times.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide stockholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay” as well as an advisory vote on how often the company will present say on pay votes to its stockholders. At our 2017 annual meeting of stockholders held on June 19, 2017, our stockholders approved a non-binding proposal that the frequency of an advisory vote on our executive compensation would be held every three years together with a non-binding resolution approving our executive compensation as described in that proxy statement. As such, this proxy statement does not contain a non-binding say on pay proposal for the approval of our current executive compensation structure.

The Securities and Exchange Commission has also approved NYSE listing standards relating to compensation committees of listed companies, including companies on the NYSE American. The listing requirements were added pursuant to Dodd-Frank and address:

●
enhanced independence requirement for compensation committee members,

●
compensation committee authority relating to compensation consultants, counsel and other advisers, and

●
the responsibility of the compensation committee to consider potential conflicts of interests when choosing consultants, counsel and other advisers.

Listed companies had until the earlier of the first annual meeting after January 15, 2014, or October 31, 2014 to comply with the new compensation committee independence and were required to comply with other new standards, including those relating to the authority of the compensation committee, beginning on July 1, 2013. A smaller reporting company such as Inuvo is not subject to the requirements of these recent compensation committee rules, except that a smaller reporting company must have, and certify that it has and will continue to have, a compensation committee of at least two members, each of whom must be an independent director as defined under the current NYSE American independence rules. Our Nominating, Corporate Governance and Compensation Committee meets this requirements.

Stockholder nominations

Stockholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our corporate secretary. All proposals for nomination received by the corporate secretary will be presented to the committee for appropriate consideration. It is the policy of the Nominating, Corporate Governance and Compensation Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on our board of directors. The Nominating, Corporate Governance and Compensation Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating, Corporate Governance and Compensation Committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Nominating, Corporate Governance and Compensation Committee’s resources, the Nominating, Corporate Governance and Compensation Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating, Corporate Governance and Compensation Committee, a stockholder should submit the following information in writing, addressed to the corporate secretary of Inuvo at our main office:

●
the name and address of the person recommended as a director candidate;

●
all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

●
the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;

●
as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

●
a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Director qualification

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Compensation Committee to recommend to the board, and for the board to conclude that the individual should be serving as a director of Inuvo.

Class I Directors

Richard K. Howe – Mr. Howe’s track record as a successful high-technology operating and marketing executive in data, analytics, and marketing services as a result of building and/or running over a dozen businesses in five countries were factors considered by the Nominating, Corporate Governance and Compensation Committee and the board. Specifically, the Nominating, Corporate Governance and Compensation Committee and the board viewed favorably his position at companies that include Inuvo as president and CEO, Acxiom Corporation as chief marketing, business strategy and M&A officer, Fair Isaac & Company where he served as general manager, and ieWild, Inc. as co-founder and chairman and CEO; his service as a board member for the non-profit organization Business for Diplomatic Action; and his academic achievements at Concordia University and McGill University in making their recommendation.

Gordon J. Cameron – Mr. Cameron's track record as a senior executive in a variety of business segments and his in excess three decades of experience in building successful businesses were factors considered by the Nominating, Corporate Governance and Compensation Committee and the board. Specifically, the Nominating, Corporate Governance and Compensation Committee and the board viewed favorably his position as Executive Vice President in Retail Lending at PNC Financial Services, one of the largest diversified financial services institutions in the United States, as well as his positions with companies such as Canadian Imperial Bank of Commerce, Fair Isaac Corporation FICO, IeWild Inc., HNC Software Inc., Advanta National Bank/Fleet, The Cambell Group LTD and Fidelity Bank N.A and his academic achievements at Widener University School of Management and Pennsylvania State University in making their recommendation.

Class II Directors

Charles L. Pope – Mr. Pope’s track record as a successful Tampa-based Chief Financial Officer and board member with decades of experience in public company accounting and finance were factors considered by the Nominating, Corporate Governance and Compensation Committee and the board. Specifically, the Nominating, Corporate Governance and Compensation Committee and the board viewed favorably his positions as CFO at companies that include The Palm Bank, Aerosonic Corporation, Reptron Manufacturing and UTEK Corporation; his experience in serving on boards and board committees of other publicly-traded companies, his experience at PricewaterhouseCoopers where he served as partner during his 20 years with the firm; his certification as a Certified Public Accountant; and his academic achievements from Auburn University in making their recommendation.

G. Kent Burnett – Mr. Burnett's track record as a successful technology and ecommerce executive holding executive level technology positions were factors considered by the Nominating, Corporate Governance and Compensation Committee of the board. Specifically, the Nominating, Corporate Governance and Compensation Committee and the board viewed favorably his experience at Dillard’s including as Chief Information Officer, Western Division Chairman and Vice President of Technology and Ecommerce, as well as his experience in various marketing, technology and engineering positions with IBM and his membership on the boards of directors of First Orion Corp. and Acumen Brands in making their recommendation.

Class III directors

Charles D. Morgan – Mr. Morgan’s successful track record as a high-technology executive in data, analytics, outsourcing and marketing services with a network of relationships worldwide as a result of building a billion dollar annual revenue enterprise as chairman and chief executive officer were factors considered by the Nominating, Corporate Governance and Compensation Committee and the board. Specifically, the Nominating, Corporate Governance and Compensation Committee and the board viewed favorably his experience at companies such as Acxiom Corporation as Chairman and CEO and IBM as a systems engineer; his role as an equity owner of Bridgehampton Capital Management LLC and a significant investor in its funds; his service as Chairman of the Advisory Board and co-manager of investments for Bridgehampton Capital Management LLC; his leadership on the board and in various leadership roles with the Direct Marketing Association (DMA) including his service as chairman of the DMA in 2001; his service as a member and past chairman of the board of trustees of Hendrix College; and his academic achievements at the University of Arkansas in making their recommendation.

Patrick Terrell – Mr. Terrell’s track record as a successful operating executive and investor were factors considered by the Nominating, Corporate Governance and Compensation Committee and the board. Specifically, the Nominating, Corporate Governance and Compensation Committee and the board viewed favorably Mr. Terrell’s services as founder and CEO of Leading Technology, a manufacturer of personal computers, his founding of Byte Shops Northwest, and his services as managing member of Terrell Group Management and PatRick Investments, LLC in making their recommendation.

In addition to the each of the individual skills and background described above, the Nominating, Corporate Governance and Compensation Committee and our board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Compensation of directors

Each independent member of our board of directors receives the following fees:

●
$30,000 annual retainer payable quarterly; and
●
$30,000 of restricted stock units, calculated at fair market value on the date of grant, vesting March 31.

The following table provides information concerning the compensation paid to our independent directors for their services as members of our board of directors for 2017. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Charles D. Morgan	30,000	29,940	0	0	0	0	59,940
Charles L. Pope	30,000	29,940	0	0	0	0	59,940
Patrick Terrell	30,000	29,940	0	0	0	0	59,940
Gordon J. Cameron	30,000	29,514	0	0	0	0	59,514
G. Kent Burnett	30,000	29,514	0	0	0	0	59,514

Audit Committee Report

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the board of directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

With respect to the year ended December 31, 2017, in addition to its other work, the Audit Committee:

●
reviewed and discussed with management and Mayer Hoffman McCann P.C., our independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2017 and the year then ended;

●
discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees ,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our consolidated financial statements; and

●
received from Mayer Hoffman McCann P.C. written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees .” In addition, the Audit Committee discussed with Mayer Hoffman McCann P.C., its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The audit committee recommended, based on the review and discussion summarized above, that the board of Directors include the audited consolidated financial statements in the 2017 10-K for filing with the SEC.

Dated May 2, 2018	Audit Committee of the Board of Directors of Inuvo, Inc.

/s/ Charles L. Pope, Chairman
/s/ Gordon J. Cameron
/s/Patrick Terrell

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Securities Exchange Act of 1934 during the year ended December 31, 2017 and Forms 5 and amendments thereto furnished to us with respect to the year ended December 31, 2017, as well as any written representation from a reporting person that no Form 5 is required, we are not aware that any officer, director or 10% or greater stockholder failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2017.

EXECUTIVE COMPENSATION

Executive officers

Name	Positions
Richard K. Howe	Chairman of the Board
Wallace D. Ruiz	Chief Financial Officer, Secretary
John B. Pisaris, Esq.	General Counsel
Don Walker “Trey” Barrett III	Chief Operating Officer
Andrea S. Haldeman	Chief Revenue Officer

Executive officers of our company are appointed by the board of directors and serve at the pleasure of the board.

Richard K. Howe. For information regarding Mr. Howe, please see “Board of Directors” which appears earlier in this proxy statement.

Wallace D. Ruiz. Mr. Ruiz, 66, has served as our Chief Financial Officer since June 2010. From 2005 until April 2009, Mr. Ruiz was Chief Financial Officer and Treasurer of SRI Surgical Express, Inc. (Nasdaq: STRC), a Tampa, Florida provider of outsourced sterilization and supply chain management services to healthcare providers. From 1995 until 2004 he was Chief Financial Officer of Novadigm, Inc. (Nasdaq: NVDM), a developer and worldwide marketer of enterprise infrastructure software that was acquired by Hewlett-Packard Company in 2004. Since March 2018 he has been a member of the board of directors of Truli Media Group, Inc. (OTCPink: TRLI). Mr. Ruiz received a B.S. in Computer Science from St. John’s University and a M.B.A. in Accounting and Finance from Columbia University. Mr. Ruiz is a Certified Public Accountant.

John B. Pisaris. Mr. Pisaris, 52, has served as our General Counsel since March 2012 following our acquisition of Vertro. He served as general counsel of Vertro from October 2004 until March 2012. From February 2004 to September 2004, Mr. Pisaris served as vice president of legal of Vertro, and prior to that was a partner at Porter Wright Morris& Arthur, LLP, a law firm, from January 2002 to January 2004.

Don Walker “Trey” Barrett, III. Mr. Barrett, 53, joined Inuvo in February 2010 as Senior Vice President of Corporate Strategy and Business Development, and was promoted to Chief Operating Officer in February 2013. Prior to joining Inuvo, Mr. Barnett served as Acxiom Corporation's Director of Interactive Media Products overseeing the innovation and development of the Relevance-X product line. With over 25 years of data-driven direct marketing experience, he has been involved in several successful business start-ups in the direct and interactive marketing industries. Mr. Barnett earned a bachelor’s degrees in Marketing and Economics from the University of Arkansas at Fayetteville.

Andrea S. Haldeman. Ms. Haldeman, 51, joined Inuvo in June 2017 as Chief Revenue Officer. Prior to joining Inuvo, Ms. Haldeman served for four years as Senior Vice President, Sales at Infogroup. With over 30 years of data-driven marketing expertise, Ms. Haldeman also served in several sales leadership roles at Acxiom from 1995 through 2013, including Vice President, Distribution Solutions Group. Ms. Haldeman earned a bachelor’s degree from Oberlin College.

Compensation philosophy

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Nominating, Corporate Governance and Compensation Committee.

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Nominating, Corporate Governance and Compensation Committee has adopted the following four principles as a guide:

●
Alignment with stockholder interests: Compensation should be tied, in part, to our stock performance through the granting of equity awards to align the interests of executive officers with those of our stockholders;

●
Recognition for business performance: Compensation should correlate in large part with our overall financial performance;

●
Accountability for individual performance: Compensation should partially depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success; and

●
Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group. In implementing this compensation philosophy, the Nominating, Corporate Governance and Compensation Committee takes into account the compensation amounts from the previous years for each of the named executive officers, and internal compensation equity between the named executive officers and other employees.

2017 compensation determination process

In 2017, the compensation program for our executive officers consisted of the following components:

●
base salary;

●
cash bonus plan;

●
2010 Plan awards;

●
2017 Plan awards; and

●
other fringe benefits and perquisites.

The Nominating, Corporate Governance and Compensation Committee believes that our executive compensation package consists of elements of compensation that are typically used to incentivize and reward executive management at other companies of our size, in our geographic area or in our industry. Each of these components is designed to meet the program's objectives of providing a combination of fixed and variable, performance-based compensation linked to individual and corporate performance. In the course of setting the initial compensation level for new hires or adjusting the compensation of existing employees, the Nominating, Corporate Governance and Compensation Committee considered the advice and input of our management. Our Chief Executive Officer typically makes recommendations to the Nominating, Corporate Governance and Compensation Committee for any proposed changes in salary, as well as performance-based awards and stock option grants, for the other named executive officers. The Nominating, Corporate Governance and Compensation Committee decides any salary change, as well as performance-based awards and stock option grants, for the Chief Executive Officer.

Base salary

Base salary is an important component of executive compensation because it provides executives with an assured-level of income, assists us in attracting executives and recognizes different levels of responsibility and authority among executives. The determination of base salaries is based upon the executive’s qualifications and experience, scope of responsibility and potential to achieve the goals and objectives established for the executive. Additionally, contractual provisions in executive employment agreements, past performance, internal pay equity and comparison to competitive salary practices are also considered.

In general, the Nominating, Corporate Governance and Compensation Committee considers two types of potential base salary increases including “merit increases” based upon the executives’ individual performance and/or “market adjustments” based upon the peer group salary range for similar executives.

Plan awards

The objective of our long-term incentive program is to provide a long-term retention incentive for the named executive officers and others and to align their interests directly with those of our stockholders by way of stock ownership. Under our 2010 Equity Compensation Plan (the “2010 Plan”), and our 2017 Equity Compensation Plan (the “2017 Plan”), the board of directors or the Nominating, Corporate Governance and Compensation Committee has the discretion to determine whether equity awards will be granted to named executive officers and if so, the number of shares subject to each award. Both plans allow the board or the Nominating, Corporate Governance and Compensation Committee to grant options and restricted stock and other stock-based awards with respect to up to shares of our common stock, valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest over a multi-year basis.

The board or the Nominating, Corporate Governance and Compensation Committee determines the recipients of long-term incentive awards based upon such factors as performance, the length of continuous employment, managerial level, any prior awards, and recruiting and retention demands, expectations and needs. All our employees are eligible for awards. The board or the Nominating, Corporate Governance and Compensation Committee grants such awards by formal action, which awards are not final until a stock option agreement is delivered by us and executed by both the company and the employee. There is no set schedule for the board or the Nominating, Corporate Governance and Compensation Committee to consider and grant awards. The board and the Nominating, Corporate Governance and Compensation Committee have the discretion to make grants whenever it deems it appropriate in our best interests. The Nominating, Corporate Governance and Compensation Committee has discretion to grant equity awards at any time.

We do not have any program, plan or practice in place to time option or other award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation. The exercise price of stock subject to options awarded under the our plans is the fair market value of the stock on the date the grant is approved by the board or the Nominating, Corporate Governance and Compensation Committee. Under the terms of each plan, the fair market value of the stock is the closing sales price of the stock on the date the grant is approved by the board or the Nominating, Corporate Governance and Compensation Committee as reported by the NYSE American.

Cash Bonus Plan

For 2017 we approved a 2017 Management Incentive Program. The program established a variable cash incentive pool which may be awarded to executive officers and our employees, including our Chief Executive Officer, based on achieving certain revenue and net income levels as determined by our 2017 financial results or at the discretion of the Committee. The program provided that the total incentive pool which was available for distribution would be divided between our executive officers (75% in the aggregate) and other employees (25% in the aggregate), subject to their continued employment with our company. The percentage of pool participation by each of our individual executive officers was fixed by the program and the amount of individual awards to our employees, other than our executive officers, was determined by our Chief Executive Officer.

Other compensation and benefits

We have historically provided perquisites and other types of non-cash benefits on a very limited basis in an effort to avoid an entitlement mentality, reinforce a pay-for-performance orientation and minimize expense. Such benefits, when provided, can include additional health care benefits and additional life insurance.

Retirement and other post-termination benefits

Other than our 401(k) plan, employment agreements with our named executive officers and certain other employment agreements which provide for severance for termination without cause, we have not entered into any employment agreements that provide for a continuation of post-employment benefits. Our benefits plans are generally the same for all employees, and so as of the date of this proxy statement, the Nominating, Corporate Governance and Compensation Committee does not believe that any such plans in their present forms would continue post-employment, except as required by law (including with respect to COBRA), or otherwise set forth in this proxy statement. We do not currently maintain any other retirement or post-termination benefits plans.

Change in control severance policy

We do not currently maintain any change in control severance plans or severance policies, except as provided in the executive employment agreements and the 2010 Plan and 2017 Plan, both of which are discussed in this section. Therefore, none of our named executive officers will receive any cash severance payments in the event we undergo a change in control, unless their employment agreement otherwise provides.

Insurance

All full-time employees, including the named executive officers, are eligible to participate in our standard medical, dental, long-term and short-term disability and life insurance plans. The terms of such benefits for the named executive officers are generally the same as those for all other company employees, with the exception of the level of life insurance coverage. We pay approximately 95% of the annual health insurance premium with employees paying the balance through payroll deductions. We pay for up to $1,000,000 of basic life insurance and AD&D insurance for our CEO and CFO. All other full-time employees can elect basic life insurance and AD&D insurance coverage equal to their annual salary, up to $150,000, paid by us.

401(k)

Our employees can participate in a 401(k) plan, which is a qualified defined contribution retirement plan, sponsored by Insperity, professional employer organization that provides services to us.  Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. We have the ability to make discretionary matching contributions and discretionary profit sharing contributions to such plan. Our current practice is to match participant’s contributions up to the first 4 percent of their annual earnings. The company match is fully vested when made.

Other benefits

We seek to maintain an open and inclusive culture in our facilities and operations among executives and other company employees. Thus, we do not provide executives with separate dining or other facilities, nor do we have programs for providing personal-benefit perquisites to executives, such as defraying the cost of personal entertainment or family travel. Our basic health care and other insurance programs are generally the same for all eligible employees, including the named executive officers.

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●
all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2017;

●
our two most highly compensated named executive officers at December 31, 2017 whose annual compensation exceeded $100,000; and

●
up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at December 31, 2017.

The value attributable to any option awards is computed in accordance with FASB ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 10 of the notes to our consolidated financial statements for the year ended December 31, 2017 appearing in our 2017 10-K.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Non-qualified deferred compen-sation earnings ($)	All other compen-sation ($)	Total ($)

Richard K. Howe,	2017	420,000	245,000	442,175	0	0	0	10,800	1,117,975
Chairman and Chief Executive Officer	2016	395,000	87,500	524,482	0	0	0	10,600	1,017,582

Wallace D. Ruiz,	2017	275,000	105,000	157,919	0	0	0	10,800	548,719
Chief Financial Officer	2016	275,000	37,500	169,872	0	0	0	8,737	491,109

Don (Trey) Barrett III	2017	250,000	140,000	210,560	0	0	0	3,000	603,560
Chief Operating Officer	2016	250,000	50,000	208,907	0	0	0	3,735	512,642

On March 1, 2012, we entered into employment agreements with each of Messrs. Howe and Ruiz. Mr. Barrett does not have an employment agreement and his compensation is set by the Nominating, Corporate Governance and Compensation Committee.

Executive Employment Agreements

The employment agreements entered into by Messrs. Howe and Ruiz, each referred to as an executive, have an initial term of one year, after which each executive’s employment agreement automatically renews for additional one-year periods on the same terms and conditions, unless either party to the agreement exercises the respective termination rights available to such party in the agreement. The employment agreements currently provide for a minimum annual base salary of $425,000 for Mr. Howe, and $275,000 for Mr. Ruiz. The employment agreements require our company to compensate the executives and provide them with certain benefits if their employment is terminated. The compensation and benefits the executives are entitled to receive upon termination of employment vary depending on whether their employment is terminated:

●
by us for cause (as defined in the employment agreements);

●
by us without cause, or by the executive for good reason (as defined in the employment agreements);

●
due to death or disability; or

●
by the executive without good reason.

In the event of a termination by our company without cause or a termination by the executive for good reason, the executive would be entitled to receive the following:

●
his earned but unpaid basic salary through the termination date, plus a portion of the executive’s bonus based upon the bonus he would have earned in the year in which his employment was terminated, pro-rated for the amount of time employed by us during such year and paid on the original date such bonus would have been payable;

●
an amount payable over the 12-month period following termination equal to one times the sum of his basic salary at the time of termination, plus a termination bonus equal to the bonus paid to the executive during the four fiscal quarters prior to the date of termination (except that if a target bonus has been established for Mr. Howe, each such person’s termination bonus is equal to his target bonus for the fiscal year in which the termination occurs, increased or decreased pursuant to actual performance versus targeted performance in the then current plan measured as of the end of the calendar month preceding the termination date), or in the event of a change of control (as defined below), the greater of the relevant calculation above or the bonus paid to the executive during the four fiscal quarters prior to the change of control;

●
any other amounts or benefits owing to the executive under our then-applicable employee benefit, long-term incentive, or equity plans and programs, within the terms of such plans, payable over the 12-month period following termination; and

●
benefits (including health, life, and disability) as if the executive was still an employee during the 12-month period following termination.

Finally, in the event of a termination without cause by our company, with good reason by the executive, or following a change of control (as defined in the employment agreements), any equity award held by the executive will immediately and fully vest and become exercisable throughout the full term of such award as if the executive were still employed by us. In the event of a termination by us with cause, Messrs. Ruiz and Howe would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination.

In the event of a termination by us of Mr. Ruiz upon the death or permanent disability of such executive, the executive would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination, the earned but unpaid portion of any vested incentive compensation under and consistent with plans adopted by us prior to the date of termination, and over the 12 months following the date of termination an amount equal to 20% base salary at the time of termination for each year of employment with us, capped at 100% of the base salary.

In the event of a termination by us of Mr. Howe upon the death or permanent disability of such executive, the executive would be entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination, any other amounts or benefits owing to the executive under any of our then-applicable employee benefit, long-term incentive or equity plans and programs, and over the 12 months following the date of termination an amount equal to 20% base salary at the time of termination for each year of employment with us, capped at 100% of the base salary.

In the event of a termination by Mr. Ruiz without good reason, such executive is entitled to receive the earned but unpaid portion of such executive’s base salary through the date of termination, and the earned but unpaid portion of any vested incentive compensation under and consistent with our plans adopted by us prior to the date of termination. In the event of a termination by Mr. Howe without good reason, such executive is entitled to receive the earned but unpaid portion of his base salary through the termination date and any other amounts and benefits owing to the executive under our then applicable employee benefit, long term incentive or equity plans and programs.

The executive may terminate employment for any reason (other than good reason) upon giving 30 days’ advance written notice to us. As to a termination by Mr. Ruiz for any reason other than a good reason, we will pay the executive the earned but unpaid portion of his base salary through the termination date and any earned but unpaid vested incentive compensation under and consistent with plans adopted by us prior to the date of termination. As to a termination by Mr. Howe for any reason other than a good reason, we will pay the executive the earned but unpaid portion of his base salary through the termination date and any other amounts and benefits owing to the executive under our then applicable employee benefit, long term incentive or equity plans and programs.

Outstanding equity awards at year end

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2017.

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
Richard K. Howe	120,000	0	0	$2.93	3/14/2021	63,000	51,030	98,000	79,380

Wallace D. Ruiz	43,000	0	0	$2.93	3/14/2021	22,500	18,225	35,000	28,350

Don (Trey) Barrett III	40,000	0	0	$2.93	3/14/2021	30,000	24,300	46,667	37,800

Our equity compensation plans

Information regarding the material terms of our 2005 Long Term Incentive Plan (the “2005 Plan”) and our 2010 Plan and 2017 Plan is contained in the 2017 10-K. The 2005 Plan expired in June 2015.

PRINCIPAL STOCKHOLDERS

At May 2, 2018, we had 28,797,198 shares of common stock issued and outstanding. The following table sets forth information known to us as of May 2, 2018 relating to the beneficial ownership of shares of our common stock by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each director and nominee;
●	each named executive officer; and
●	all named executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201. We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from May 2, 2018, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

Name of Beneficial Owner	No. of Shares Beneficially Owned	% of Class

Charles Morgan (1)	2,013,219	6.9%
Richard K. Howe (2)	1,089,961	3.7%
Patrick Terrell	645,733	2.2%
Wallace D. Ruiz (3)	372,968	1.3%
John B. Pisaris (4)	320,701	1.1%
Don Walker “Trey” Barrett III (5)	353,249	1.2%
Charles L. Pope	176,304	0.6%
G. Kent Burnett	134,724	0.5%
Gordon J. Cameron (6)	81,854	0.3%
Andrea Haldeman (7)	41,664	0.1%
All named executive officers, directors and director nominees as a group (ten persons) (1)(2)(3)(4)(5)(6)(7)	5,228,392	17.9%
Onset V L.P. (8)	2,559,691	8.8%
Tocqueville Asset Management L.P. (9)	2,308,411	7.9%
———————
(1)
Includes 1,785,541 shares of common stock held by Tocqueville Asset Management L.P. on his behalf. See footnote 9
(2)
Includes 120,000 shares of common stock issuable pursuant to the exercise of stock options and 98,000 shares pursuant to the exercise of restricted stock grants.
(3)
Includes 43,000 shares of common stock issuable pursuant to the exercise of stock options and 35,000 shares pursuant to the exercise of restricted stock grants.
(4)
Includes 186 shares and 1,985 shares, respectively, held by Mr. Pisaris' minor children. Includes 9,392 shares pursuant to the exercise of restricted stock grants.
(5)
Includes 40,000 shares of common stock issuable pursuant to the exercise of stock options and 46,667 shares pursuant to the exercise of restricted stock grants.
(6)
Includes 6,630 shares held by Mrs. Cameron.
(7)
Includes 41,664 shares pursuant to the exercise of restricted stock grants.
(8)
Pursuant to the Schedule 13G filed with the SEC on July 17, 2017, Onset V Management, LLC is the General Partner of Onset V L.P. Messrs. Terry L. Opdendyk and Robert F. Kuhling, Jr. may be deemed to have shared power to vote  or direct the vote of, and to dispose or direct the disposition of, the securities held by Onset V L.P. but disclaim beneficial ownership thereof except to the extent of their pecuniary interest therein. Onset V, L.P.’s principal business address is 2400 Sand Hill Road, Suite 150, Menlo Park, CA 94025.
(9)
Pursuant to the Schedule 13D filed with the SEC on February 2, 2018, Tocqueville Management Corporation is the general partner of Tocqueville Asset Management L.P. Mr. Charles D. Morgan, a related person of Tocqueville Asset Management, L.P., serves as a member of our board of directors. The principal business address of Tocqueville Asset Management, L.P. is at 40 West 57th Street, 19th Floor, New York, New York 10019. See footnote 1.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:
2005 Long-Term Incentive Plan	13,748	$2.97	0
2010 Equity Compensation Plan	1,197,036	$2.15	604,242
2017 Equity Compensation Plan	125,000	$0.00	1,875,000
Plans not approved by stockholders	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2013, we entered into a Services Agreement with First Orion Corp. whereby we provided each other with office and technical support services on a cost plus 30% basis. The fees under the Services Agreement fluctuated depending on usage and in 2017 and 2016, we received a total of $117,385 and $101,884, respectively from First Orion Corp. for providing services.

On February 19, 2015, we entered into an Aircraft Time Sharing Agreement with CD Morg., Inc., an affiliate of Mr. Morgan, regarding our business use of an aircraft owned by CD Morg., Inc. The fees under the Aircraft Time Sharing Agreement fluctuate depending on usage. In 2017 and 2016 these fees were not material.

Other than these transactions, there have been no transactions since January 1, 2016 nor are there any currently proposed transactions in which we were or are to be participant in which any related person had or will have a direct or indirect material interest.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2018 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 annual meeting, the corporate secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Inuvo, Inc.
Attention: Corporate Secretary
500 President Clinton Avenue
Suite 300
Little Rock, Arkansas 72201
Facsimile: (877) 311-5050

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2019 annual meeting must be received by us at our principal executive office no later than December 13, 2018 in order to be eligible for inclusion in our 2019 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the board’s Nominating, Corporate Governance and Compensation Committee. Any such recommendations should include the nominee’s name and qualifications for board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Inuvo at our principal executive offices: Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2017 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2017 10-K by writing to us at 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201, Attention: Corporate Secretary, or from our website, www.inuvo.com.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Inuvo, Inc., Attention: Corporate Secretary, 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201 or by faxing a communication to: (877) 311-5050.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Inuvo, Inc., 500 President Clinton Avenue, Suite 300, Little Rock, Arkansas 72201. Please note that additional information can be obtained from our website at www.inuvo.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

 You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Richard K. Howe
Richard K. Howe,
Chairman and Chief Executive Officer
Little Rock, Arkansas
May 4, 2018

INUVO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS ON JUNE 28, 2018 AT 9:00 A.M. LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Inuvo, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint John B. Pisaris and Wallace D. Ruiz, and each of them, proxy, with power of substitution, for and in the name of the undersigned to attend the 2018 annual meeting of Stockholders of the Company to be held at the Company's offices located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201 on June 28, 2018 at 9:00 a.m. local time, or at any adjournment or postponement thereof, and there to vote, as designated below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/INUV
PHONE:	1-866-752-VOTE(8683)

2018 ANNUAL MEETING OF THE STOCKHOLDERS OF INUVO, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of two Class I directors:	☐	☐
	Richard K. Howe			☐
	Gordon J. Cameron			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	The ratification of the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2018 annual meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF THE CLASS I DIRECTOR NOMINEES AND ‘FOR’ PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1 AND 2, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE 2018 ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
_______________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)